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                                                                   Exhibit 10.74
                                                                   -------------
3/22/96
                                Letter of Intent

Omnipoint Communications ("Omnipoint") and American Personal Communications ("APC") have agreed in principle to participate in the development and advancement of GSM-based services, products and technologies, including PCS 1900 and IS-661.

Omnipoint and APC will discuss possible agreements in one or more of the following areas:

1. A roaming agreement which allows Omnipoint and APC subscribers to easily interoperate in each others' respective markets using dual-mode (PCS 1900/IS-
661) or standard PCS 1900 handsets, both with GSM Subscriber Identity Modules ("SIM Cards"). The parties will implement the necessary technical trials in 1996, which upon successful completion will technically enable commercial roaming between the parties' respective networks. Each party will be permitted to have representatives observe the other party's trials. In addition, the parties will coordinate and cooperate on individual or joint marketing efforts as they relate to roaming.

2. Technical trials of Omnipoint's IS-661 base stations and subscriber equipment by APC personnel and APC's Pathguard technology by Omnipoint personnel to be conducted no later than June 30, 1997, or at the earliest availability. Omnipoint and APC have each indicated a willingness to provide loaner equipment, if needed, upon which the trials will be conducted. The costs of the trials will either offset or reciprocal equivalent payments will be made between Omnipoint and APC.

3. An industry forum for establishing common standards for vendor requirements with respect to GSM based (PCS 1900 and IS-661) infrastructure and handsets.

4. Additional joint marketing efforts, including customer research, product requirement definition, SIM Card applications, and secondary branding for roaming purposes.

The parties may, subject to mutual consent, issue joint or separate press releases regarding this Letter of Intent. Neither party shall issue any press release or other public statement regarding this Letter of Intent without the consent of the other party. This Letter of Intent does not create any rights or obligations between the parties with respect to any future agreements.

IN WITNESS WHEREOF, the undersigned have executed this Letter of Intent as of the date and year first above written.

Omnipoint Communications, Inc.                  American Personal Communications

By:     /s/ George Schmitt                   By:     /s/ W. Scott Schelle
   ------------------------------               -------------------------------
Name:   George Schmitt                       Name:   W. Scott Schelle
Title:  President                            Title:  Chief Executive Officer